Exhibit 99.1

FOR IMMEDIATE RELEASE	4714 Gettysburg Road
Mechanicsburg, PA 17055
NYSE Symbol: SEM
Select Medical Corporation Announces Modifications to the Terms of the
Previously Announced Tender Offer and Consent Solicitation
MECHANICSBURG, PENNSYLVANIA – – May 17, 2011 – – Select Medical Holdings Corporation (“Holdings”) (NYSE: SEM), today announced that in connection with the previously announced cash tender offer (the “Tender Offer”) and consent solicitation (the “Consent Solicitation,” and together with the Tender Offer, the “Offer”) by Select Medical Corporation (“Select”) for any and all of Select’s $611,500,000 aggregate principal amount of 7 5/8% Senior Subordinated Notes due 2015 (CUSIP No. 816196AJ8) (the “Notes”), pursuant to the Offer to Purchase and Consent Solicitation Statement dated April 25, 2011 (the “Offer to Purchase”), Select is amending the terms of the Offer:
•
to convert its offer to purchase for cash any and all outstanding Notes to a “fixed dollar” offer to purchase for cash only up to $266,500,000 aggregate principal amount of outstanding Notes (the “Maximum Tender Amount”), subject to proration as described below;

•	to extend the expiration date of the Tender Offer from 11:59 p.m., New York City time, on May 20, 2011 to 11:59 p.m., New York City time, on May 31, 2011 (the “Expiration Date”);
•	to provide withdrawal rights to all holders of Notes that validly tendered (and did not validly withdraw) their Notes by the Early Tender Deadline (as defined in the Offer to Purchase);
•
to eliminate the ability of any holder of Notes that validly tenders its Notes on or prior to 5:00 p.m., New York City time, on May 23, 2011 (the “Withdrawal Right Expiration Date”), or any holder that had previously tendered and not withdrawn its Notes by that date, to withdraw its tenders from the Tender Offer;

•
to pay all holders of Notes that validly tender (and do not validly withdraw) their Notes on or prior to the Expiration Date, and whose Notes are accepted for purchase, $1,027.92 per $1,000 principal amount of Notes (whether or not tendered by the Early Tender Deadline);

•	to eliminate the consent solicitation described in the Offer to Purchase;
•	to eliminate the Supplemental Indenture Condition (as defined in the Offer to Purchase);

•
to amend the definition of the term “Proposed Financing” in the Offer to Purchase to state that the Tender Offer is being conducted in connection with Select’s negotiation of a $1.15 billion new senior secured credit facility;

•
to amend the definition of the term “Financing Condition” in the Offer to Purchase to state that Select’s obligation to consummate the Tender Offer is conditioned upon Select consummating the Proposed Financing or other debt financing on terms reasonably satisfactory to it and resulting in the issuance of indebtedness having an aggregate principal amount of not less than $1.15 billion;

•	to eliminate statements in the Offer to Purchase pertaining to Select’s expectation to redeem any Notes not purchased in the Offer; and
•	to eliminate statements in the Offer to Purchase which indicate that the Final Payment Date is expected to be on or about May 23, 2011.
All other terms and conditions of the Offer described in the Offer to Purchase, as amended or supplemented to date, remain unchanged.
If Notes subject to the Tender Offer are validly tendered (and not validly withdrawn) such that the aggregate principal amount tendered by the Expiration Date exceeds the Maximum Tender Amount, only the Maximum Tender Amount will be accepted for purchase, and the Notes will be purchased on a pro rata basis (with adjustments in order to avoid the purchase of Notes in a principal amount other than multiples of $1,000). As a result, each holder that validly tenders or has previously tendered Notes may have a portion of its Notes returned to them, and the amount of Notes returned will depend on the level of participation of holders in the Tender Offer.
If proration of the Notes is required, the sum of each holder’s validly tendered Notes accepted for purchase will be determined by multiplying each holder’s tender by the proration factor, and rounding the product down to the nearest $1,000. Select will determine the final proration factor as soon as practicable after the Expiration Date and announce the results of such proration by press release or other permitted means.
As of May 16, 2011, at 5:00 p.m., New York City time, an aggregate of $562,865,000 in principal amount of the Notes, or 92.1%, had been validly tendered and not validly withdrawn in the Tender Offer.
All holders of Notes that validly tender (and do not validly withdraw) their Notes on or prior to the Expiration Date, and whose Notes are accepted for purchase, will receive consideration equal to $1,027.92 per $1,000 principal amount of Notes. Notes tendered after the Withdrawal Right Expiration Date may not be withdrawn, except in the limited circumstances described in the Offer to Purchase.
Holders of all Notes, if any, accepted for purchase by Select will receive $1,027.92 per $1,000 principal amount of Notes, plus accrued and unpaid interest up to, but not including, the date of payment.
The Offer is subject to a number of conditions that are set forth in the Offer to Purchase, as amended by this announcement, including, without limitation, Select’s entry into a new senior credit facility or other debt financing on terms reasonably satisfactory to Select and resulting in the issuance of indebtedness having an aggregate principal amount of not less than $1.15 billion. There can be no assurance that Select will enter into a new senior credit facility or that the proceeds therefrom, when combined with Select’s other available funds, will be sufficient to pay the total consideration in connection with the Offer.

This announcement amends and supplements the Offer to Purchase solely as described herein. The terms and conditions of the tender offer are more fully described in the Offer to Purchase. Holders of the Notes are urged to read the Offer to Purchase, as amended and supplemented by this announcement, carefully.
Select has engaged J.P. Morgan Securities LLC and Goldman, Sachs & Co. as Dealer Managers and Solicitation Agents for the Offer. Persons with questions regarding the Offer should contact J.P. Morgan Securities LLC at (800) 245-8812 (toll free) or (212) 270-3994 (collect) or Goldman, Sachs & Co. at (800) 828-3182 (toll free) or (212) 902-5128 (collect). Requests for copies of the Offer to Purchase or other tender offer materials may be directed to D.F. King & Co., Inc., the Information Agent, at (212) 269-5550 (bank and brokers) or at (800) 628-8510 (toll free).
This press release does not constitute an offer to purchase the Notes or a solicitation of consents to amend the related indenture. The Offer is made solely pursuant to the Offer to Purchase. The tender offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.
Company Information and Forward Looking Statements
Select Medical Holdings Corporation is a leading operator of specialty hospitals in the United States. As of March 31, 2011, Holdings operated 110 long term acute care hospitals and eight acute medical rehabilitation facilities in 28 states. Holdings is also a leading operator of outpatient rehabilitation clinics in the United States, with approximately 945 locations in 35 states and the District of Columbia. Holdings also provides medical rehabilitation services on a contract basis at nursing homes, hospitals, assisted living and senior care centers, schools and worksites. Information about Holdings is available at http://www.selectmedicalholdings.com/
This press release contains forward-looking statements conveying management’s expectations as to the future based on current plans, estimates and projections. Forward-looking statements involve inherent risks and uncertainties and Holdings cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this press release include statements related to the Offer, including the Expiration Date, Early Tender Deadline and possible completion of the Offer and Select’s entry into a new senior credit facility and the amount and use of proceeds therefrom. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Holdings does not undertake to update any of these statements in light of new information or future events, except, with respect to the Offer, as specifically set forth in this press release.
Contact:
Investor inquiries:
Joel T. Veit
Vice President & Treasurer
717/972-1100
ir@selectmedicalcorp.com
SOURCE: Select Medical Holdings Corporation